UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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Exchange Act of 1934 (Amendment No.)

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Equal Energy Ltd.

(Name of Registrant as Specified In Its Charter)

Montclair Energy, LLC
W. Cobb Hazelrig
Frederick G. Wedell

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Proposal to Maximize Shareholder Value Montclair Energy, LLC April 11, 2014

Disclaimer

This presentation is the property of Montclair Energy, LLC ("Montclair") and is for discussion and general informational purposes only. While the opinions and projections within this presentation are not those of Equal Energy Ltd. (the "Company", "Equal" or "EQU") and have not been authorized or otherwise approved by Equal, the foundation for all analysis is based solely on publicly disclosed information provided by Equal and other publicly traded companies. The information obtained from public disclosure and presented herein is assumed, without independent verification, to be reliable, and Montclair does not guarantee the accuracy or completeness of data presented. Montclair expressly disclaims any and all liability based, in whole or in part, on such information, any errors therein or omissions therefrom.

This presentation does not recommend the purchase or sale of any security nor is it an offer to sell or a solicitation of an offer to buy any security. The preparation and distribution of this presentation should not be taken as any form of commitment on the part of Montclair to take any action in connection with the Company. The views expressed in this presentation do not have regard to the specific investment objectives, financial situation, suitability or the particular need of any specific person who may receive these materials, and should not be taken as advice on the merits of any investment decision.

The analysis contained herein includes certain forward-looking statements, estimates and projections concerning anticipated results of Equal and prices of certain commodities that are inherently subject to significant uncertainties, risks and contingencies, including risks described in Equal's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the preliminary information circular and proxy statement filed on December 31, 2013, and other filings of Equal with the U.S. Securities and Exchange Commission ("SEC") (copies of which are available on the website maintained by the SEC at http://www.sec.gov), and continuous disclosure and other filings of Equal with applicable Canadian securities commissions (copies of which are available on the System for Electronic Document Analysis and Retrieval ("SEDAR") at http://www.sedar.com). No representations, express or implied, are made as to the accuracy or completeness of such forward-looking statements, estimates or projections or with respect to any other materials herein. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. Actual results may vary materially from those contained in the forward-looking statements. Montclair does not assume any obligation to update forward-looking statements, and has not obtained consent from any third party to the use herein of previously published information. Any such information should not be viewed as indicating the support of such third party for the views expressed therein.

The information contained within the body of this presentation is supplemented by footnotes and an appendix which identify Montclair's sources, assumptions, estimates and calculations. The information contained herein should be reviewed in conjunction with the footnotes and appendix.

ADDITIONAL INFORMATION

Montclair may from time to time buy additional securities of the Company, or sell all or a portion of its shares, whether in open market transactions or otherwise. Montclair reserves the right to take any actions with respect to its investment in the Company as it may deem appropriate, including, but not limited to, communicating with management of the Company, the board of directors of the Company, and other investors.

Montclair may decide to nominate a slate of independent directors that would exercise their independent judgement and duties as directors of Equal and consider all alternatives to the PetroFlow transaction that would maximize value for the shareholders. If so, Montclair would file a proxy statement with the SEC. Any definitive proxy statement will also be mailed to stockholders of Equal. Additional information regarding the interests of these participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, would then also be included in any proxy statement and other relevant materials to be filed with the SEC when they become available. INVESTORS AND SECURITY HOLDERS OF EQUAL ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY PROPOSED NOMINEES. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Montclair through the web site maintained by the SEC at http://www.sec.gov.

CERTAIN INFORMATION REGARDING PARTICIPANTS

Montclair, W. Cobb (Chip) Hazelrig and Frederick G. Wedell may be deemed to be participants in any proxy solicitations that may be made by Montclair. Mr. Hazelrig and Mr. Wedell own 100% of the equity interests in Montclair. Collectively Mr. Hazelrig and Mr. Wedell are the beneficial owners of less than 5% of the outstanding common shares of Equal Energy.

Montclair Energy, LLC
LAMPERT DEBT ADVISORS
1

Montclair Energy, LLC 2 Introduction to Montclair ▪ Overview – Montclair Energy is an independent oil and gas exploration and production company (“E&P”) operating in central Oklahoma led by William Cobb “Chip” Hazelrig and Frederick G. Wedell (jointly, the “Principals”) ▪ Experience of Principals – The Principals have over seventy years of combined industry experience – Formerly majority owners of Altex Resources (“Altex”), an E&P that operated in Oklahoma’s Red Fork and Hunton formations – The Altex team pioneered “dewatering” and were the first to employ “horizontal drilling” in the Hunton – From 1990 to 2006, Altex developed approximately 50,000 acres, drilled nearly 300 producing wells and reached peak production of 7,500 boe /d (1)(2) ▪ History With Equal – In early 2006, Equal’s predecessor company, Enterra Energy Trust, acquired working interests in Altex (including those of the Principals) representing approximately 5,500 boe /d (3) for $246 million (4) , or $44,727 per flowing boe – Montclair’s March 25, 2013 press release announcing their unsolicited offer to acquire Equal initiated the formation of the special committee to evaluate alternative transactions for the benefit of all shareholders – Uniquely qualified to evaluate the merits of the transaction with Petroflow (the “Petroflow Transaction”) given their history and success with Equal’s Oklahoma assets – Montclair believes a leveraged share repurchase will deliver dramatically superior value to all shareholders well in excess o f the Petroflow Transaction Footnotes: (1) Barrel of oil equivalent (2) Source: Discussion with Montclair Principals (3) Source: CapitalIQ (4) Source: p. 30 of 12/31/13 EQU Proxy Statement

Montclair Energy, LLC 3 The Case for Opposition to the Petroflow Transaction Montclair believes the Petroflow Transaction significantly undervalues Equal ▪ Inadequate Value to Shareholders – The Petroflow Transaction significantly undervalues Equal relative to the peer group based on multiple valuation and production metrics (1) – The elimination of dividends, including the $0.05 dividend in 1Q14 and the likely $0.05 dividend in 2Q14, further reduces the value being conveyed to shareholders to $5.33 ($5.43 offer price less $0.10 of dividends) under the Petroflow Transaction Footnotes: (1) Refer to p. 18 - 19 for financial and production/reserve valuation metrics of the peer group; note that TEV/EBITDA and P/E multipl es of the peer group reflect the inclusion of an equity value control premium as more fully described on p. 7 Transaction Valuation Metrics Relative to Peer Group (1) Petroflow Metric Transaction Median % Difference TEV/Flowing BOE $34,796 $91,014 (61.8%) TEV/Proved BOE $9.32 $15.92 (41.5%) TEV/PV-10 1.0x 1.6x (37.3%) TEV/2013 EBITDA 6.1x 12.2x (49.8%) TEV/2014E EBITDA 5.1x 8.2x (37.2%) 2013 P/E 21.4x 32.6x (34.4%) 2014E P/E 15.3x 25.0x (38.7%)

The Case for Opposition to the Petroflow Transaction, Cont.

- **Leveraged Recap Should be Worth $7.01[1]-$9.97[2] per share**
  - We estimate a conservative leveraged recap in which the company borrows money, repurchases shares and improves operations to deliver a post-recap share price of $7.95 to $13.70 within 12 months
  - The Petroflow Transaction all-cash offer precludes shareholders from participating in Equal's future growth prospects arising from significant investments in the drilling program and a favorable commodity pricing outlook

Hypothetical Share Repurchase - Pre-Tax Shareholder Economics[3]	
Shares Tendered	48%
Tender Price Per Share	$6.00
Remaining Shares	52%
PF2014E Share Price - Low	$7.95
PF2014E Share Price - High	$13.70
Weighted Average Share Value - Low Realization	$7.01
Weighted Average Share Value - High Realization	$9.97
Petroflow Transaction Offer Price	$5.43
Leveraged Recapitalization Excess Value over Petroflow Proposal - Low Realization	29%
Leveraged Recapitalization Excess Value over Petroflow Proposal - High Realization	84%

Footnotes:
(1) Represents weighted average value per share of a leveraged recapitalization under a low NGL realization scenario, refer to p. 12 and 20
(2) Represents weighted average value per share of a leveraged recapitalization under a high NGL realization scenario, refer to p. 12 and 20
(3) For further detail refer to p. 12

Montclair Energy, LLC
LAMPERT DEBT ADVISORS
4

Refined Peer Group Selection

Equal is a Hunton "pure play" and, given the unique characteristics of the formation, requires a refined peer group to conduct a proper comparable company analysis

- Montclair believes a peer group comprised of Approach Resources, Gastar Exploration, New Source Energy Partners and PetroQuest Energy is more appropriate than those utilized in the Equal Preliminary Proxy Statement dated 12/31/13
  - The Montclair peer group emphasizes production mix and only includes companies with oil and NGL volume as a percent of 4Q13 production of <50% and >10%, respectively, and that are comparable in size to Equal
  - Equal's peer group, selected by the Company's financial advisor, was chosen on the basis of size (market cap and TEV), profitability (EBITDA margin) and leverage, without regard to NGLs contribution to production mix

Selected Peer Group

	Production Mix(1)			Equal Financial	Montclair
Company	Oil	Gas	NGL	Advisor	Energy
Abraxas Petroleum Corp.	58.1%	31.6%	10.3%	✓	
Approach Resources, Inc.	45.6%	28.6%	25.7%		✓
Callon Petroleum Co.	70.6%	29.3%	na	✓	
Epsilon Energy Ltd.	0.8%	99.2%	na	✓	
Gastar Exploration, Inc.	21.5%	61.2%	17.4%	✓	✓
New Source Energy Partners L.P.	9.0%	36.4%	54.6%	✓	✓
PetroQuest Energy, Inc.	12.9%	75.4%	11.7%	✓	✓
PrimeEnergy Corp.	45.3%	54.7%	na	✓	
Warren Resources Inc.	53.0%	46.9%	na	✓	

Footnotes:
(1) Production mix for 4Q13 based on company filings

Montclair Energy, LLC

LAMPERT DEBT ADVISORS

5

Montclair Energy, LLC 6 Production and Reserve - Based Valuation Metrics ▪ Montclair believes that production and reserve - based metrics are a more meaningful proxy for value than TEV/EBITDA and P/E multiples ▪ TEV/EBITDA and P/E multiples may understate Equal’s value due to Equal management’s inability to efficiently convert reserves into cash flow, resulting in depressed EBITDA and earnings ▪ Valuation multiples based on flowing boe (1) , proved boe (1) and PV - 10 (1) show that the Petroflow Transaction is anywhere from 37% to 62% below the comparable median multiple of the peer group Footnotes: (1) Refer to p. 18 - 19 for financial and production/reserve valuation metrics of the peer group; note that these amounts include pro forma adjustments to TEV derived from company filings resulting from acquisitions, divestitures and other transactions as more fully described therein (2) EQU TEV from the Petroflow Transaction assumes total shares outstanding (including restricted shares) of 37,041,046 and total op tions outstanding of 290,000 including 37,000 options exercisable below the offer price, refer to the cover page and p. 63 - 64 of 12/31/13 EQU 10K; options accounted for under the treasury method. Cash and debt based on amounts reported in 12/31/13 EQU 10K. T he convertible debentures are adjusted to reflect their market value of $100.5 on 4/2/14 converted to USD at an exchange rate of 0.9070 CAD/USD as of 4/2/14 (3) EQU flowing boe of 6,511 boe /d for 4Q13 and proved boe of 24.3 mmboe from 8K dated 3/17/14 (4) EQU PV - 10 of $228.0 million as of 1/1/14 provided within 12/31/13 EQU 10K TEV/Flowing BOE (2)(3) ($ in 000s) TEV/Proved BOE (2)(3) TEV/PV - 10 (2)(4) $93.0 $89.1 $96.1 $45.8 $34.8 $91.0 $0 $20 $40 $60 $80 $100 $120 AREX GST NSLP PQ Petroflow Trans. TEV/Flowing BOE Median $9.2 $15.0 $18.7 $16.8 $9.3 $15.9 $0 $4 $8 $12 $16 $20 AREX GST NSLP PQ Petroflow Trans. TEV/Proved BOE Median 0.9x 1.4x 1.8x 1.8x 1.0x 1.6x 0.0x 0.4x 0.8x 1.2x 1.6x 2.0x AREX GST NSLP PQ Petroflow Trans. TEV/PV-10 Median

Montclair Energy, LLC 7 Financial Valuation Metrics Footnotes: (1) Refer to p. 45 of 12/31/13 EQU Proxy Statement (2) Refer to p. 18 - 19 for financial and production/reserve valuation metrics of the peer group; note that these amounts include pro forma adjustments to TEV derived from company filings resulting from acquisitions, divestitures and other transactions as more fully described therein (3) Refer to p. 16 for EQU 2013 EBITDA calculation; EQU 2014E EBITDA provided by management projections on p. 51 of 12/31/13 EQU Pro xy Statement ▪ Equal’s analysis did not contemplate a control premium over the peer group multiples – Equal’s “ p remiums p aid analysis” suggests a control premium of 36.6% (1) ▪ As illustrated below, once the control premium is applied to a peer group multiple, one sees that the Petroflow Transaction is priced at a deep discount – The Petroflow Transaction represents a 50% discount to 2013 and a 37% discount to 2014E EBITDA multiples 2014E TEV/EBITDA Comparison (2)(3) 2013 TEV/EBITDA Comparison (2)(3) 8.4x 11.7x 14.3x 7.5x 6.1x 10.0x 12.2x 0x 5x 10x 15x AREX GST NSLP PQ Petroflow Trans. TEV/2013 EBITDA Median Median + Takeover Premium 49.8% 38.7% Discount to Median 11.1% for Takeover Premium 5.5x 8.0x 8.2x 4.7x 5.1x 6.7x 8.2x 0x 3x 5x 8x 10x AREX GST NSLP PQ Petroflow Trans. TEV/2014E EBITDA Median Median + Takeover Premium 37.2% 13.8% for Takeover Premium 23.4% Discount to Median

Montclair Energy, LLC 8 Financial Valuation Metrics, Cont. Footnotes: (1) Refer to p. 18 - 19 for financial and production/reserve valuation metrics of the peer group (2) Petroflow Transaction P/E calculated using $5.43 offer and 2013 EQU normalized EPS of $0.25; r efer to p. 17 for 2013 EQU normalized EPS calculation (3) CapitalIQ 2014E EQU normalized EPS estimate of $0.39 as of 2/4/14, note that 2014E EPS estimate was converted to USD at an exchange rate of 0.9070 CAD/USD as of 4/2/14 ▪ A look at the P/E ratios of Equal and the peer group tells the same story – For 2013 and 2014E, the Petroflow Transaction represents a 34% and 39% discount when the control premium is accounted for 2013 P/E Comparison (1)(2) 2014E P/E Comparison (1)(3) 25.0x 16.7x 20.0x 11.2x 15.3x 18.3x 25.0x 0x 5x 10x 15x 20x 25x 30x AREX GST NSLP PQ Petroflow Trans. 2014E P/E Median Median + Takeover Premium 38.7% 22.4% for Takeover Premium 16.3% Discount to Median (46.0x) 21.8x 49.6x 25.9x 21.4x 23.8x 32.6x (60x) (50x) (40x) (30x) (20x) (10x) 0x 10x 20x 30x 40x 50x AREX GST NSLP PQ Petroflow Trans. 2013 P/E Median Median + Takeover Premium 34.4% 10.3% Discount to Median 24.0% for Takeover Premium

Montclair Energy, LLC 9 Peer Group Share Price Improvement Since Transaction Agreed To ▪ Equal’s decision on 10/6/13 to enter into a transaction with Petroflow including a $5.43 offer price, effectively created a ceiling on the share price – Since that time, share prices of the peer group have increased 17.0%, on average – Applying this appreciation to the cap placed on Equal’s share price would imply a current market price of $5.52 Footnotes: (1) Source: CapitalIQ , share prices through 4/2/14 (2) PF EQU @ 17.0% calculated as EQU 10/7/13 share price of $4.72 multiplied by the 17.0% average percentage change in share price for the peer group since 10/6/13 PF Impact on EQU Share Price (2) Avg. % Change in Share Price of Comps Since 10/6/13 (1) 17.0% (5%) 0% 5% 10% 15% 20% $5.43 $4.53 $5.52 $4.25 $4.50 $4.75 $5.00 $5.25 $5.50 $5.75 Petroflow Transaction EQU 4/2/14 PF EQU @ 17.0% Ceiling at Petroflow Offer of $5.43

Montclair Energy, LLC 10 Commodity Price Improvement ▪ Natural gas and NGL prices have steadily improved since the Petroflow Transaction was announced in early December – Current 2014 Henry Hub natural gas strip prices are 11.9% higher than the estimates within the proxy statement ▪ As illustrated by the indexed pricing of commodities graph, Mont Belvieu , TX propane priced at $1.06/gal on 4/1/14 – Equal forecasts NGL pricing as a % of WTI, which is currently 3.4% above the 2014 WTI estimate within the proxy statement – With the rise in WTI, current propane prices suggest an increase in NGL realization to 41.9% (1) and that it may be more prudent to use the amounts in excess of the low NGL realization scenario within the Equal proxy statement, which results in substantial 2014E incremental EBITDA as shown below – While prices cannot be expected to remain at these levels it does signal a positive pricing outlook in the near to medium - term ▪ Equal’s NGL position is largely unhedged – For 2013, a $0.10/gallon change in NGL pricing was expected to yield a $3.7 million variance in cash flow (2) Footnotes: (1) Calculated as Mont Belvieu propane pricing of $1.06/gal as of 4/1/14 adjusted for EQU NGL realization of 89% multiplied by 42 (conversion to barrels), d ivi ded by realized WTI strip pricing of $94.67 (2) S ource: EQU 1Q13 Investor Presentation, p. 15 (3) Based on EQU realized forward pricing curve of oil and gas commodity prices from NYMEX as of 12/4/13, NGL prices based on realization % of WTI; refer to p. 48, p. 51 and p. 52 of EQU 12/31/13 Proxy Statement (4) Source: U.S. Energy Information Administration; WTI Crude Oil strip pricing represents 2014 avg. price for May – Dec and 2015 full - year avg. price as of 3 /6/14, adjusted for EQU realization of 96%; Henry Hub NG strip pricing represents 2014 avg. price for May – Dec and 2015 full - year avg. price as of 3/6/14, adjusted for EQU realization of 87% (5) Source: U.S. Energy Information Administration, historical pricing for WTI Crude ($/ bbl ), Henry Hub NG ($/ mmbtu ) and Mont Belvieu , propane ($/gal) from 10/6/13 to 4/1/14 Indexed Pricing of Commodities Since 10/6/13 (5) Commodity Pricing Scenario 75 100 125 150 175 200 225 250 10/7/2013 11/7/2013 12/7/2013 1/7/2014 2/7/2014 3/7/2014 WTI Crude Henry Hub NG Mont Belvieu NGL 10/6/13 4/1/14 WTI Crude $103.07 $96.72 HH NG $3.62 $4.39 MB NGL $1.09 $1.06 Oil Period EQU Estimate (3) Strip Pricing (4) % Difference 2014 $91.52 $94.67 3.4% 2015 $85.19 $86.46 1.5% NG Period EQU Estimate (3) Strip Pricing (4) % Difference 2014 $3.56 $3.98 11.9% 2015 $3.67 $3.67 0.0% NGL 2014 EQU 2014 EQU 2014 Estimate (Low) (3) Estimate (High) (3) Current (1) WTI Realization (%) 35.0% 53.0% 41.9% EBITDA (in millions) $41.9 $59.7 ???

Montclair Energy, LLC 11 Operational Improvements ▪ Equal’s cost structure is unfavorable relative to the peer group and Montclair believes substantial savings opportunities exi st – Equal’s normalized SG&A as a % of revenue of 18% is 27% higher than the peer group median ▪ Normalized SG&A expenses in - line with the peer group would result in annualized pre - tax savings of $2.5 million or $0.07 per share (1) Footnotes: (1) Calculated as $2.5 million divided by total shares outstanding (excluding 980,422 restricted shares) of 36,100,225 and total options outstanding of 290,000 including 37,000 options exercisable below the offer price, refer to the cover page and p. 63 - 64 of 12/31/13 EQU 10K; options accounted for under the treasury method (2) Excludes certain non - recurring items; note that normalized SG&A margin for GST and EQU based on revenue amounts excluding (loss) /gain on commodity derivative contracts (3) EQU 2014E - 2016E revenue and baseline EBITDA provided within the Low/517 Mboe EUR Implied Shareholder Rate of Return Analysis on p. 51 of 12/31/13 EQU Proxy Statement Implied EQU Cost Savings (3) ($ in millions) 2013 Normalized SG&A Margin Analysis (2) 14.6% 13.8% 25.0% 11.8% 18.1% 14.2% 5% 8% 11% 14% 17% 20% 23% 26% 29% AREX GST NSLP PQ EQU Normalized SG&A Margin Median $2.5MM Annualized Savings $41.9 $46.0 $50.0 $2.5 $2.5 $2.5 $44.4 $48.5 $52.5 $70.2 $77.0 $83.4 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 PF2014E PF2015E PF2016E Baseline EBITDA PF Normalized SG&A Savings Revenue

Leveraged Recapitalization Maximizes Shareholder Value

- Operating improvements to yield $2.5 million in incremental annual EBITDA
- $105 million share repurchase funded using Equal's cash of $16 million and a $92 million revolver draw less $2 million in estimated transaction expenses, results in PF net leverage at close of 3.4x(1), equal to the peer group median
- Dutch auction tender possibilities range from $5.75 to $6.25 per share (analysis assumes $6.00 per share)
- Tender offer results in the repurchase of 17.5 million(1) shares, leaving 18.6 million(1) shares outstanding
  - 18.6 million common shares and 5.8 million(1) incremental dilutive shares yields an Equal PF2014E fully diluted EPS of $0.43
- Median peer group 2014E P/E of 18.3x(1) implies an Equal share price of $7.95 after the leveraged recap under a low NGL realization scenario
  - A high NGL realization scenario is shown below to illustrate Equal's potential upside based on the commodity pricing environment

Tender Offer Summary	
Pre-Tender Shares Outstanding	36.1
Tender Offer (total value in millions)	$105
Tender Price Per Share	$6.00
Shares Repurchased	17.5
% of Shares Repurchased	48%

Post-Recap Share Price Calculation(1)(2)		
($ in millions, except per share values)	Low	High
Net Income	$8.9	$16.6
PF2014E Basic EPS:		
PF2014E Basic Shares Outstanding	18.6	18.6
PF2014E Basic EPS	$0.48	$0.89
PF2014E Fully Diluted EPS:		
After-Tax Impact of Convertible Debentures	$1.7	$1.7
Income After Assumed Conversion	$10.6	$18.3
PF2014E Fully Diluted Shares Outstanding	24.4	24.5
PF2014E Fully Diluted EPS	$0.43	$0.75
2014E P/E Peer Group Median	18.3x	18.3x
PF2014E Share Price	$7.95	$13.70

Hypothetical Share Repurchase - Pre-Tax Shareholder Economics(3)	
Shares Tendered	48%
Tender Price Per Share	$6.00
Remaining Shares	52%
PF2014E Share Price - Low(2)	$7.95
PF2014E Share Price - High(2)	$13.70
Weighted Average Share Value - Low Realization(2)(4)	$7.01
Weighted Average Share Value - High Realization(2)(4)	$9.97
Petroflow Transaction Offer Price	$5.43
Leveraged Recapitalization Excess Value over Petroflow Proposal - Low Realization	29%
Leveraged Recapitalization Excess Value over Petroflow Proposal - High Realization	84%

Footnotes:

(1) For details and assumptions regarding the proposed share repurchase and PF2014E EQU financials, refer to p. 14 and p. 20

(2) Low/High scenarios are based on NGL realization % from p. 48 of EQU 12/31/13 Proxy Statement

(3) Assumes hypothetical investor owns 100 pre-tender shares; does not contemplate $.05 quarterly dividends

(4) Represents tender price per share of $6.00 multiplied by 48% (shares tendered) plus PF2014E share price under low/high NGL realization scenarios multiplied by 52% (remaining shares)

Montclair Energy, LLC

LAMPERT DEBT ADVISORS

12

Levered Share Repurchase

- Montclair fundamentally disagrees with management's capital allocation policy and underutilization of an attractively-priced credit facility
  - Existing $125 million credit facility priced at L+200-350 bps is undrawn
  - Given Equal's recent reserve appraisal which stated a PV-10 value of $228 million, Montclair believes the credit facility could be upsized to $165 million; this would allow for a significant share repurchase with additional cushion for ongoing operations
- Median net leverage among the peer group is 3.4x(1) vs. 0.7x for Equal
  - The delta between median net leverage of the peer group and Equal equates to $105 million(2)
- Equal could draw $92 million against the credit facility and have pro forma net leverage of 3.4x at close
- The share repurchase appropriately leverages Equal's balance sheet, provides for a substantial increase in earnings per share and leaves sufficient capital to execute the near-term drilling program
- Equal's PF close net leverage for the transaction is 3.4x and is projected to decrease to 3.3x by PF2014E



Net Debt to EBITDA
4.5x
4.0x
3.5x
3.0x
2.5x
2.0x
1.5x
1.0x
0.5x
0.0x
3.4x
1.5x
4.2x
3.1x
3.7x
0.7x
3.4x
3.3x
AREX
GST
NSLP
PQ
EQU 2013(3)
EQU PF Close(4)
EQU PF2014E(5)
Net Debt/EBITDA
Median

Footnotes:

(1) Refer to p. 18-19 for financial and production/reserve valuation metrics of the peer group; note that these amounts include pro forma adjustments to TEV derived from company filings resulting from acquisitions, divestitures and other transactions as more fully described therein

(2) Represents the difference between EQU and peer group 2013 net leverage multiplied by EQU PF2013 Adjusted EBITDA

(3) Represents book value of convertible debentures converted to USD at an exchange rate of 0.9070 CAD/USD as of 4/2/14 less cash as reported in 12/31/13 EQU 10K divided by EQU 2013 EBITDA of $36.9 million; refer to p. 16 for EQU 2013 EBITDA calculation

(4) Represents book value of convertible debentures converted to USD at an exchange rate of 0.9070 CAD/USD as of 4/2/14 plus a draw on the revolving credit facility of $91.5 million less cash of $158 thousand divided by EQU PF2013 Adjusted EBITDA of $39.4 million which includes $2.5 million of PF adjustments relating to normalized SG&A savings; refer to p. 11

(5) Represents book value of convertible debentures converted to USD at an exchange rate of 0.9070 CAD/USD as of 4/2/14 plus a draw on the revolving credit facility of $106.2 million less cash of $158 thousand divided by EQU PF2014E Adjusted EBITDA of $44.4 million which includes $2.5 million of PF adjustments relating to normalized SG&A savings; refer to p. 11

Montclair Energy, LLC

LAMPERT DEBT ADVISORS

13

Levered Share Repurchase, Cont.

- Montclair believes a levered share repurchase would deliver incremental value to shareholders versus the Petroflow Transaction
  - The proposed share repurchase price of $6.00 represents a 10.5% premium to the Petroflow Transaction per share offer
  - Affords shareholders the opportunity to participate in Equal's cash flow ramp and earnings trajectory

PF2014E EPS from Tender Offer(1)(2)

($ in millions, except per share values)	Low	High
Baseline EBITDA	$41.9	$59.7
PF Normalized SG&A Savings	2.5	2.5
PF Adjusted EBITDA	$44.4	$62.2
Less:		
Depletion & Depreciation	$20.1	$25.6
Accretion of ARO	0.5	0.6
Amortization of Deferred Charges	0.4	0.4
Share-Based Compensation	2.4	2.4
Convertible Debentures Interest Expense	2.8	2.8
Revolving Credit Facility Interest Expense	4.0	3.9
Pre-Tax Income	$14.2	$26.6
Deferred Tax Expense	5.3	10.0
Net Income	$8.9	$16.6
PF2014E Basic EPS:		
PF2014E Basic Shares Outstanding	18.6	18.6
PF2014E Basic EPS	$0.48	$0.89
PF2014E Fully Diluted EPS:		
After-Tax Impact of Convertible Debentures(3)	$1.7	$1.7
Income After Assumed Conversion	$10.6	$18.3
PF2014E Fully Diluted Shares Outstanding	24.4	24.5
PF2014E Fully Diluted EPS(4)	$0.43	$0.75

PF Capitalization

($ in millions)	PF2014E	PF2014E EBITDA Multiple	% of Total
Cash	$0.2		
Revolving Credit Facility	$106.2	2.4x	72%
Convertible Debentures (USD)	40.8	0.9x	28%
Total Debt	$147.0	3.3x	100%

Footnotes:

(1) For assumptions regarding the proposed share repurchase and PF2014E financials, refer to p. 20

(2) Low/High scenarios are based on NGL realization % from p. 48 of EQU 12/31/13 Proxy Statement

(3) Calculated as interest expense of 6.75% multiplied by book value of convertible debentures converted to USD at an exchange rate of 0.9070 CAD/USD as of 4/2/14 and adjusted for 2013 EQU effective tax rate of 37.6% as reported in 12/31/13 EQU 10K

(4) References to leverage with regard to the proposed share repurchase assume the convertible debentures remain outstanding. Note that the fully diluted earnings per share calculation assumes dilution from 290,000 options accounted for under the treasury method, 940,821 restricted shares and 4,773,923 shares from the conversion of the convertible debentures, refer to p. 62-64 of 12/31/13 EQU 10K

Montclair Energy, LLC

LAMPERT DEBT ADVISORS

14

Montclair Energy, LLC 15 Conclusion ▪ The Petroflow Transaction Significantly Undervalues EQU – Depending upon the valuation metric, the Petroflow offer represents a discount ranging from 34% - 62% versus the peer group – The Petroflow offer, when viewed in the context of reserve and production-based valuation metrics (a more meaningful proxy for value), is at a significant discount on this basis. – In addition to under - valuation, the elimination of the 1Q14 dividend and likely elimination of the 2Q14 dividend erodes an additional $0.10 per share ▪ A Sale of EQU Precludes Investors from Participating in EQU’s Future Potential – Equal shareholders have borne the costs of its drilling program, but much of the resulting cash flow will only accrue to Petroflow’s benefit – The commodity price environment presents additional upside, as the current pricing for all 3 product streams are in excess of the levels underlying the 2014 management projections in the Equal Preliminary Proxy Statement dated 12/31/13 ▪ 2014 oil and natural gas strips are now 3.4% and 11.9% higher than the Equal estimates, respectively ▪ Current propane prices, in terms of WTI realization, of 41.9% suggest the achievement of 2014 EBITDA above Equal’s low NGL realization % scenario of $41.9 million – If management can bring the Company’s G&A expense structure in - line with the peer group, this could yield as much as $2.5 million in annual savings ▪ A Levered Share Repuchase Provides Investors with both an Immediate Return of Capital and Future Appreciation Potential – The levered share repurchase capitalizes on Equal’s untapped and attractively - priced credit facility – Conservative use of leverage provides for a $105 million share repurchase or 48% of outstanding shares, based on a $6.00 tender price per share – Remaining shares estimated to be valued between $7.95 - $13.70 at the end of PF2014, depending upon NGL price realization – In total, we estimate that a levered share repurchase can deliver total share price realization of $7.01 to $9.97 representin g a 29% - 84% premium to the Petroflow offer of $5.43 per share

Appendix: 2013 EBITDA Calculations

2013 EBITDA Calculation

($ in millions)	Equal Energy Ltd. FYE 12/31/13[1]	Approach Resources, Inc. FYE 12/31/13[2]	Gastar Exploration Inc. FYE 12/31/13[2][3]	New Source Energy Partners L.P. FYE 12/31/13[2][4]	PetroQuest Energy Inc. FYE 12/31/13[2][5]
Net Income/(Loss)	$8.1	$72.3	$49.3	$26.6	$14.1
Interest Expense, net	3.6	14.1	13.1	4.1	21.9
Income Tax (Benefit)/Expense	3.8	42.5	(16.0)	(12.1)	0.3
Depletion, Depreciation & Amortization	17.7	77.0	32.4	18.6	71.4
Accretion of ARO	0.4		0.5	0.2	1.8
Deferred Financing Costs	0.4			0.4	
Unrealized (Gain)/Loss on Commodity Derivatives	2.2	4.6	10.0	3.6	(0.2)
Foreign Transaction (Gain)/Loss	(2.8)		0.0		
Change in Fair Value of Contingent Consideration				(1.6)	
(Gain)/Loss on Sale, Acquisition or Investment	(0.1)	(90.7)	(27.7)	(22.7)	
Share-Based Compensation	2.4	5.9	3.4	7.8	4.2
Litigation Settlement Expense			1.0		
Non-Recurring G&A and Severance Costs	3.0		4.2	2.1	
Income from Discontinued Operations	(1.8)				
EBITDA[6]	**$36.9**	**$125.6**	**$70.3**	**$26.9**	**$113.5**

Footnotes:

(1) EQU non-recurring G&A and severance costs represent costs associated with the Special Committee, resolution of certain litigation issues, shutdown of Calgary operation and headquarter relocation to Oklahoma City; refer to p. 2 of 8K dated 3/17/14

(2) Amounts and calculation-methodology provided within Company filings

(3) GST non-recurring G&A and severance costs represent acquisition costs of $2.4 million, parent migration costs of $1.2 million and non-recurring severance costs of $659 thousand; refer to 8K dated 3/13/14

(4) NSLP non-recurring G&A and severance costs represent acquisition costs of $2.1 million; refer to 8K dated 3/27/14

(5) Note that PQ does not include non-recurring G&A and severance costs as an add-back to Adjusted EBITDA

(6) EBITDA for EQU, GST, NSLP and PQ represents Adjusted EBITDA

Montclair Energy, LLC

LAMPERT DEBT ADVISORS

16

Appendix: 2013 Normalized EPS Calculations

2013 Normalized EPS Calculation

($ in millions, except per share values)	Equal Energy Ltd.	Approach Resources, Inc.	Gastar Exploration Inc.	New Source Energy Partners L.P.	PetroQuest Energy Inc.
	FYE 12/31/13	FYE 12/31/13[1]	FYE 12/31/13[1]	FYE 12/31/13[1]	FYE 12/31/13[1]
Reported Income from Continuing Ops Before Taxes	$10.1	$114.8	$33.3	$14.5	$14.4
Normalizing Adjustments:					
Change in Fair Value of Contingent Consideration				(1.6)	
(Gain)/Loss on Sale, Acquisition or Investment		(90.7)	(27.7)	(22.7)	
Litigation Settlement Expense			1.0		
Non-Recurring G&A and Severance Costs[2]	3.0		4.2	2.1	4.9
Normalized Income/(Loss) from Continuing Ops Before Taxes	$13.1	$24.0	$10.8	($7.7)	$19.3
Reported Income Tax Expense/(Benefit)	3.8	42.5	(16.0)	(12.1)	0.3
Normalized Net Income/(Loss) from Continuing Ops	$9.3	($18.5)	$26.9	$4.4	$19.0
Preferred Stock Dividends, Non-Controlling Interest	0.0	0.0	9.4	0.0	5.1
Normalized Net Income/(Loss) Available to Common	**$9.3**	**($18.5)**	**$17.5**	**$4.4**	**$13.9**
Weighted Average Diluted Shares Outstanding	36.5	39.0	63.6	9.4	63.2
Normalized EPS	**$0.25**	**($0.47)**	**$0.28**	**$0.47**	**$0.22**

Footnotes:
(1) Amounts provided within Company filings
(2) Refer to p. 16 for calculation of EQU, GST and NSLP non-recurring G&A and severance costs; note that PQ non-recurring G&A and severance costs represent acquisition costs of $4.0 million and costs relating to the death of an executive of $895 thousand; refer to 12/31/13 10K

Montclair Energy, LLC
LAMPERT DEBT ADVISORS
17

Appendix: Financial Valuation Metrics of Comps

PF Peer Group Financial Metrics

($ in millions, except per share values)	Approach Resources, Inc. 12/31/2013	Gastar Exploration Inc. 12/31/2013	New Source Energy Partners L.P. PF 12/31/2013	PetroQuest Energy Inc. 12/31/2013	Min	Max	Avg	Med
Diluted Market Capitalization[1]	$859	$371	$290	$373				
Net Debt[2][3]	191	293	82	416				
Preferred Equity[4]	0	155	0	59				
Minority Interest	0	0	14	0				
Total Enterprise Value	$1,051	$819	$386	$848				
TEV/EBITDA Multiple								
2013 EBITDA[5]	$126	$70	$27	$113				
2014E EBITDA[5]	$192	$103	$47	$181				
2013 TEV/EBITDA	8.4x	11.7x	14.3x	7.5x	7.5x	14.3x	10.5x	10.0x
2014E TEV/EBITDA	5.5x	8.0x	8.2x	4.7x	4.7x	8.2x	6.6x	6.7x
Net Debt/EBITDA Multiples								
2013	1.5x	4.2x	3.1x	3.7x	1.5x	4.2x	3.1x	3.4x
P/E Multiple								
2013 Normalized, Diluted EPS[6]	($0.47)	$0.28	$0.47	$0.22				
2014E Normalized, Diluted EPS[6]	$0.87	$0.36	$1.17	$0.50				
2013 P/E	(46.0x)	21.8x	49.6x	25.9x	(46.0x)	49.6x	12.8x	23.8x
2014E P/E	25.0x	16.7x	20.0x	11.2x	11.2x	25.0x	18.2x	18.3x

Footnotes:

(1) Source: CapitalIQ, share prices as of 4/2/14

(2) GST net debt based on 12/31/13 total debt of $325 million which includes $12 million of original issue discounts; refer to 12/31/13 10K

(3) NSLP PF 12/31/13 net debt reflects adjustment for $6.9 million in cash paid in conjunction with the Second Southern Dome Field Acquisition; refer to 8K dated 1/31/14

(4) Based on preferred shares outstanding from 12/31/13 10K, share prices as of 4/2/14

(5) For 2013 EBITDA calculations refer to p. 16; 2014E EBITDA sourced from CapitalQ estimates as of 4/4/14

(6) For 2013 EPS calculations refer to p. 17; 2014E EPS sourced from CapitalQ estimates as of 4/4/14, note that GST 2014E EPS sourced from CapitalQ estimates as of 2/4/14

Montclair Energy, LLC

LAMPERT DEBT ADVISORS

18

Montclair Energy, LLC 19 Appendix: Production/Reserve Valuation Metrics of Comps Footnotes: (1) AREX 4 Q13 daily production volume from 8K dated 2/13/14; proved reserve volume and PV - 10 provided within 12/31/13 10K (2) GST 4Q13 daily production volume from 8K dated 3/13/14; proved reserve volume and PV - 10 provided within 12/31/13 10K (3) NSLP 4Q13 daily production volume from 8K dated 3/27/14; proved reserve volume and PV - 10 provided within 12/31/13 10K (4) PQ 4Q13 daily production volume from 8K dated 2/27/14; proved reserve volume and PV - 10 provided within 12/31/13 10K PF Peer Group Production/Reserve Metrics ($ in millions, except per boe values) Approach Resources, Inc. (1) Gastar Exploration, Inc. (2) New Source Energy Partners L.P. (3) PetroQuest Energy Inc. (4) Daily Production Volume (boe/d) 11,300 9,200 4,019 18,517 Proved Reserve Volume (mboe) 114,661 54,634 20,639 50,302 PV-10 (Pre-Tax, Proved) $1,132 $593 $213 $475 Min Max Avg Med TEV/Flowing boe $92,965 $89,063 $96,113 $45,774 $45,774 $96,113 $80,979 $91,014 TEV/Proved boe $9.16 $15.00 $18.72 $16.85 $9.16 $18.72 $14.93 $15.92 TEV/PV-10 0.9x 1.4x 1.8x 1.8x 0.9x 1.8x 1.5x 1.6x

Montclair Energy, LLC 20 Appendix: PF Analysis Assumptions PF Analysis Assumptions Category Model Assumption Driver Tender Offer $105 million tender offer at $6.00 per share resulting in 17,500,00 shares repurchased Shares Outstanding Before Tender Offer Revolving Credit Facility Upsized facility of $165 million priced at L + 350 bps with a 0.5% unused facility fee Revolving Credit Facility Interest Expense Assumes the high end of the pricing grid based on the ratio of bank debt to cash flow; refer to p. 61 of 12/31/13 EQU 10K Estimated Transaction Expense $2 million Convertible Debentures Book value converted to USD at an exchange rate of 0.9070 CAD/USD as of 4/2/14; refer to p. 62 of 12/31/13 EQU 10K Convertible Debentures Interest Expense 6.75%, refer to p. 62 of 12/31/13 EQU 10K Convertible Debentures Adj. to Conversion Price Revenue Low/517 Mboe EUR and High/600 Mboe EUR Implied Shareholder Rate of Return Analysis on p. 51 of 12/31/13 EQU Proxy Statement Baseline EBITDA Refer to p. 16 for EQU 2013 EBITDA calculation, 2014E EBITDA represents Low/517 Mboe EUR Implied Shareholder Rate of Return Analysis on p. 51 of 12/31/13 EQU Proxy Statement PF Adjusted EBITDA Baseline EBITDA plus $2.5 million of PF adjustments relating to normalized SG&A savings Normalized SG&A Savings Difference between EQU and peer group normalized SG&A margins excluding certain non-recurring items, multiplied by EQU 2013 revenue excluding (loss)/gain on commodity derivative contracts Depletion & Depreciation % of revenue for full year ended 12/31/13 (28.7%), refer to p. 54 of 12/31/13 EQU 10K Accretion of ARO % of revenue for full year ended 12/31/13 (0.7%), refer to p. 54 of 12/31/13 EQU 10K Amortization of Deferred Charges Full year ended 12/31/13 left flat for projected period, refer to p. 54 of 12/31/13 EQU 10K Share-Based Compensation Full year ended 12/31/13 left flat for projected period, refer to p. 56 of 12/31/13 EQU 10K Deferred Tax Expense Full year ended 12/31/13 EQU effective tax rate (37.6%) left flat for projected period, refer to p. 54 of 12/31/13 EQU 10K PF2014E Basic Shares Outstanding Shares outstanding after the tender offer of 18,608,920; note that this amount does not factor in any potential dilution from options, restricted stock units or the conversion of debentures PF2014E Fully Diluted Shares Outstanding Options Restricted Shares 940,821 restricted shares, refer to p. 64 of 12/31/13 EQU 10K 2014E EPS PF2014E Net Cash Flow CAD/USD Exchange Ratio CAD/USD exchange rate of 0.9070 as of 4/2/14, sourced from CapitalIQ Shares outstanding (excluding restricted shares) of 36,100,225 and and total options outstanding of 290,000 including 37,000 options exercisable below the offer price, refer to the cover page and p. 63-64 of 12/31/13 EQU 10K; options accounted for under the treasury method, note proposed share repurchase excludes restricted shares at close as transaction does not grant any change of control payments Low/517 Mboe EUR and High Mboe EUR Implied Shareholder Rate of Return Analysis on p. 51 of 12/31/13 EQU Proxy Statement, adjusted for cash impact of pro forma adjustments relating to normalized SG&A savings of $2.5 million and incremental interest expense on revolving credit facility of $4.0-$3.9 million under low/high scenarios Converts into 4,773,923 shares; conversion price adjusted to increase at the same rate as the % of common shares repurchased under the tender offer (48.4%), implies a conversion price of $11.51 (USD), refer to p. 57 of 2/09/11 EQU Convertible Debenture Indenture 24,386,260 shares outstanding; calculated as PF2014E basic shares outstanding plus dilution from all options outstanding of 290,000 accounted for under the treasury method, restricted shares of 940,821 and shares from convertible debentures of 4,773,923 290,000 total options outstanding including 37,000 exercisable below the offer price, refer to p. 63 of 12/31/13 EQU 10K; utilizes the treasury stock method and assumes a $6.57 weighted average exercise price for options exercisable above offer price EQU 2014E normalized EPS estimate of $0.39 as of 2/4/14, note thate 2014E EPS estimate was converted to USD at an exchange rate of 0.9070 CAD/USD as of 4/2/14; 2014E EPS for AREX, NSLP and PQ sourced from CapitalIQ estimates as of 4/4/14, note that GST 2014E EPS represents CapitalIQ estimates as of 2/4/14